Exhibit 99.1

Dear Colleague,

I want to let you know that we have, for the time being, ceased FPL merger integration activities. This reflects the reality that integration activities require a great deal of time and manpower, and in this uncertain climate we believe that effort is more appropriately applied to our day-to-day business. We will resume integration planning when it is warranted. Our merger approval process continues in the normal course.

While we still believe strongly in the proposed merits of our merger, we are disappointed in the ongoing political controversy in Maryland. While we remain hopeful that our merger with FPL can move forward, we think the prudent thing to do is put our integration efforts temporarily on hold while the political issues are being resolved.

I spent the past week or so speaking at employee meetings across the company, and one of my goals was to reinforce the point that Constellation Energy will thrive and grow with or without this merger. We have an extraordinary record of success and we continue to meet or exceed our business objectives.

I’ll continue to keep you updated on events. Thanks for your hard work.

Mayo